EXHIBIT 23.2

Corporate Law Center
Ronald N. Serota, Attorney
Corporate Securities Counsel
2620 Regatta Dr., Suite 102
Las Vegas, NV 89128
Phone: (702) 869-0099
FAX: (702) 446-6071

August 20, 2007

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Franky Interactive Corp.

Very truly yours,

/s/  Ronald Serota, Esq.
Ronald Serota, Esq.